UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2003

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15279 Alton Parkway, Suite 100, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Item 5. — Other Events

On October 7, 2003, the Registrant announced that the U.S. Food and Drug Administration (FDA) accepted for filing and review its second New Drug Application (NDA) for Vitrase® (ovine hyaluronidase). The NDA was submitted on August 5, 2003 seeking approval for use of Vitrase® as a spreading agent to facilitate the dispersion and absorption of other drugs. A copy of the press release containing the foregoing announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. — Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 7, 2003.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

October 9, 2003	By:	/s/ VICENTE ANIDO, JR.

Vicente Anido, Jr., Ph.D. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 7, 2003.